Exhibit (h) (i) under Form N-1A
                                             Exhibit 10 under Item 601/Reg S-K


                        MUTUAL FUND SERVICES AGREEMENT

                           Transfer Agency Services






                                   between

                               HUNTINGTON FUNDS

                                     and

                         UNIFIED FUND SERVICES, INC.

                                March 12, 2002











Exhibit A - Portfolio Listing
Exhibit B - Transfer Agency Services Description
Exhibit C - Fees and Expenses
                        MUTUAL FUND SERVICES AGREEMENT


      AGREEMENT (this "Agreement"), dated as of March 12, 2002, between the Huntington Funds, a Massassachusetts business trust (the "Fund"), and Unified Fund Services, Inc., a Texas corporation ("Unified").

                                  WITNESSTH:

      WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund wishes to retain Unified to provide certain transfer agent services with respect to the Fund, and Unified is willing to furnish such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

      Section 1. Appointment. The Fund hereby appoints Unified to provide transfer agent services for the Fund, subject to the supervision of the Board of Trustees of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. Unified accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 and Exhibit C to this Agreement. The Fund will initially consist of the portfolios, funds and/or classes of shares (each a "Portfolio"; collectively the "Portfolios") listed on Exhibit A. The Fund shall notify Unified in writing of each additional Portfolio established by the Fund. Each new Portfolio shall be subject to the provisions of this Agreement, except to the extent that the provisions (including those relating to the compensation and expenses payable by the Fund and its Portfolios) may be modified with respect to each new Portfolio in writing by the Fund and Unified at the time of the addition of the new Portfolio.

      Section 2.        Representations  and  Warranties  of Unified.  Unified
                        --------------------------------------------
represents and warrants to the Fund that:

      (a) Unified is a corporation duly organized and existing under the laws of the State of Texas;

      (b) Unified is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement, and all requisite corporate proceedings have been taken by Unified to authorize Unified to enter into and perform this Agreement;

      (c) Unified has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

      (d) no legal or administrative proceedings have been instituted or threatened against Unified that would impair its ability to perform its duties and obligations under this Agreement; and

      (e) Unified's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of Unified or any law or regulation applicable to Unified.


      Section 3.        Representations  and  Warranties of the Fund. The Fund
                        --------------------------------------------
represents and warrants to Unified that:

      (a) the Fund is a business trust duly organized and existing under the laws of the State of Massassachusetts;

      (b) the Fund is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement, and the Fund has taken all requisite proceedings to authorize the Fund to enter into and perform this Agreement;

      (c) the Fund is an investment company properly registered under the 1940 Act; a registration statement under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act on Form N-lA has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

      (d) no legal or administrative proceedings have been instituted or threatened against the Fund that would impair its ability to perform its duties and obligations under this Agreement; and

      (e) the Fund's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

      Section 4. Delivery of Documents. The Fund will promptly furnish to Unified such copies, properly certified or authenticated, of contracts, documents and other related information that Unified may request or requires to properly discharge its duties. Such documents may include, but are not limited to, the following:

      (a) resolutions of the Board authorizing the appointment of Unified to provide certain transfer agency services to the Fund and approving this Agreement;

      (b)  the Fund's Declaration of Trust;

      (c)         the Fund's By-Laws;

      (d) the Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

      (e) the Fund's registration statement including exhibits, as amended, on Form N-1A (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

      (f) copies of the Management Agreement between the Fund and its investment adviser (the "Advisory Agreement");

      (g)  opinions of counsel and auditors reports;

      (h) the Fund's Prospectus and Statement of Additional Information relating to all Portfolios and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

      (i) such other agreements as the Fund may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.

      Section 5.  Services Provided by Unified.
                  ----------------------------

      (a) Unified will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Declaration of Trust and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board:

           (i) Transfer Agency, as described on Exhibit B to this Agreement.
               ---------------                  ---------

           (ii) Dividend Disbursing. Unified will serve as the Fund's dividend disbursing agent. Unified will prepare and mail checks, place wire transfers of credit income and capital gain payments to shareholders. The Fund will advise Unified in advance of the declaration of any dividend or distribution and the record and payable date thereof. Unified will, on or before the payment date of any such dividend or distribution, notify the Fund's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, the Fund will instruct its Custodian to make available to Unified sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to each shareholder's account and/or certificates delivered where requested. A shareholder not receiving certificates will receive a confirmation from Unified indicating the number of shares credited to his/her account.

      (b)  Unified will also:

           (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of Unified or a corporate affiliate of Unified);

           (ii)provide or otherwise obtain personnel sufficient, in Unified's sole discretion, for provision of the services contemplated herein;

           (iii) furnish equipment and other materials, which Unified, in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and

           (iv) keep records relating to the services provided hereunder in such form and manner as set forth on Exhibit Band as Unified may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, Unified agrees that all such records prepared or maintained by Unified relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Fund's expense, and made available to the SEC for inspection in accordance with such Section and rules. Subject to the provisions of
      Section 9 hereof, Unified further agrees to surrender promptly to the Fund upon its request and cease to retain in its records and files those records and documents created and maintained by Unified pursuant to this Agreement.

      Section 6.  Fees: Expenses: Expense Reimbursement.
                  -------------------------------------

      (a) As compensation for the services rendered to the Fund pursuant to this Agreement the Fund shall pay Unified on a monthly basis those fees determined as set forth on Exhibit C to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of this Agreement and before the end of any month, the fee for the part of the month before such termination shall be equal to the fee normally due for the full monthly period and shall be payable, without setoff, upon the date of termination of this Agreement.

      (b) For the purpose of determining fees calculated as a function of a Portfolio's net assets, the value of the Portfolio's net assets shall be computed as required by the Prospectus, generally accepted accounting principles and resolutions of the Board.

      (c) Unified will from time to time employ or associate with such person or persons as may be appropriate to assist Unified in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both Unified and the Fund. Except as otherwise expressly provided in this Agreement, the compensation of such person or persons for such employment shall be paid by Unified and no obligation will be incurred by or on behalf of the Fund in such respect.

      (d) Unified will bear all of its own expenses in connection with the performance of the services under this Agreement, except as otherwise expressly provided in this Agreement. The Fund agrees to promptly reimburse Unified for any equipment and supplies specially ordered by or for the Fund through Unified and for any other expenses not contemplated by this Agreement that Unified may incur on the Fund's behalf, at the Fund's request or as consented to by the Fund. Such other expenses to be incurred in the operation of the Fund and to be borne by the Fund, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors who are not officers, directors, shareholders or employees of Unified or Unified's affiliates; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;
advisory  fees;  charges  and  expenses  of  custodians;   insurance  premiums
including fidelity bond premiums; auditing and legal expenses; costs of maintenance of corporate existence; expenses of typesetting and printing of prospectuses and for distribution to current shareholders of the Fund; expenses of printing and production cost of shareholders' reports and proxy statements and materials; costs and expense of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder and Board meetings; and any extraordinary expenses and other customary Fund expenses.

      (e) The Fund may request additional services, additional processing or special reports. Such requests may be provided by Unified at additional charges. In this event, the Fund shall submit such requests in writing together with such specifications as may be reasonably required by Unified, and Unified shall respond to such requests in the form of a price quotation. The Fund's written acceptance of the quotation must be received prior to implementation of such request. Additional services will be charged at Unified's standard rates.

      (f) All fees, out-of-pocket expenses or additional charges of Unified shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice. No fees, out-of-pocket expenses or other charges set forth in this Agreement shall be subject to setoff.

      Unified will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as publicly announced by Firstar Bank, N.A., from time to time) plus 2.00% per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Fund to Unified.

      In the event that the Fund is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the
Fund), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by Unified. The Fund must notify Unified in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

      Section 7. Proprietary and Confidential Information. Unified agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund's prior, present or potential shareholders, and to not use such records and information for any purpose other than performance of Unified's responsibilities and duties hereunder. Unified may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Fund and obtaining approval in writing from the Fund, which approval shall not be unreasonably withheld and may not be withheld where the service agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities. Waivers of confidentiality are automatically effective without further action by Unified with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to any request by the Fund.

      Section 8.        Duties,   Responsibilities   and   Limitations   of
                        ------------------------------------------------------
Liability.

      (a) In the performance of its duties hereunder, Unified shall be obligated to exercise due care and diligence, and to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, Unified shall be entitled to rely on any oral or written instructions, advice, notices or other communications, information, records and documents (collectively, "Fund Information") from the Fund, its custodian, officers and trustees, investors, agents, legal counsel, auditor and other service providers (excluding in each case, Unified and its affiliates) (the Fund, collectively with such persons other than Unified and its affiliates, "Fund Representatives") which Unified reasonably believes to be genuine, valid and authorized. Unified also shall be entitled to consult with and rely on the advice and opinions of the Fund's auditor and of outside legal counsel retained by the Fund, as may be reasonably necessary or appropriate in Unified's sole judgment, as well as all other Fund Representatives, in each case at the expense of the Fund.

      (b) Neither Unified nor its officers, directors, partners, employees, shareholders or agents (the "Unified Parties") shall be liable for any error of judgment or mistake of law or for any losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities of any nature or kind (collectively, "Damages") suffered by the Fund or its shareholders in connection with any matter to which this Agreement relates or in connection with any action (or omission) by any of the Unified Parties in connection with this Agreement. This complete release from all liability shall not apply to any action (or omission) of any Unified Party to the extent such action (or omission) is caused by or results from the negligence or willful misfeasance of any Unified Party. Any person, even though also an officer, director, partner, employee or agent of Unified, who may be or become an officer, director, partner, employee or agent of the Fund, shall be deemed when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with Unified's duties hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, director, partner, employee or agent or person under the control or direction of Unified even though paid by Unified.

      (c) The Unified Parties shall not be responsible for, and the Fund shall indemnify and hold the Unified Parties harmless from and against, any and all Damages arising out of or in connection with:

           (i) any action (or omission) of any Unified Party taken pursuant to this Agreement, except to the extent (and only to the extent) any such action (or omission) is caused by or results from the negligence or willful misfeasance of any Unified Party; provided, however, that every action (or omission) taken in good faith by any of the Unified Parties in connection with or in reliance upon matters described in clauses (ii) through (x) below shall be deemed in its entirety to be an action taken pursuant to this Agreement that was not caused by and did not result from the negligence or willful misfeasance of any Unified Party;

           (ii)the reliance on or use by the Unified Parties of Fund Information which is furnished to any of the Unified Parties by or on behalf of any of the Fund Representatives;

           (iii) any delays, inaccuracies, errors or omissions in or arising out of or attributable to Fund Information which is furnished to any of the Unified Parties by or on behalf of any of the Fund Representatives or to the untimely provision to Unified of such Fund Information;

           (iv)the Fund's refusal or failure to comply with the terms of this Agreement or the Fund's lack of good faith, or its actions (or omissions) involving negligence or willful misfeasance;

           (v) the breach of any representation or warranty of the Fund hereunder;

           (vi)the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reliance by Unified on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;

           (vii) the reliance on or the carrying out by Unified or its officers or agents of any proper instructions reasonably believed to be duly authorized, or requests of the Fund or recognition by Unified of any share certificates which are reasonably believed to bear the proper signatures of the officers of the Fund and the proper countersignature of any transfer agent or registrar of the Fund;

           (viii) any delays, inaccuracy, errors or omissions in or arising out of or attributable to data or information provided to Unified by data and pricing services;

           (ix)the offer or sale of shares by the Fund in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions or omissions by Fund Representatives, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Fund Representatives prior to the earlier of (x) the effective date of this Agreement and (y) the effective date of an agreement between the parties hereto with respect to the subject matter hereof that was in effect immediately prior to the effective date of this Agreement ; and

           (x) the non-compliance by the Fund, its investment adviser and/or its distributor with applicable securities, tax, commodities and other laws, rules and regulations.

      (d) In any case in which the Fund may be asked to indemnify or hold a Unified Party harmless, the Unified Party will notify the Fund promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party and shall keep the Fund advised with respect to all developments concerning such situation; provided, however, that the failure to do so shall not prevent recovery by the Unified Party unless such failure causes actual material harm to the Fund. The Fund shall have the option to defend the Unified Party against any claim which may be the subject of this indemnification, and, in the event that the Fund so elects, such defense shall be conducted by counsel chosen by the Fund and satisfactory to the Unified Party, and thereupon the Fund shall take over complete defense of the claim and the Unified Party shall sustain no further legal or other expenses in respect of such claim. The Unified Party will not confess any claim or make any compromise in any case in which the Fund Party will be asked to provide indemnification, except with the Fund's prior written consent.

      (e) Each of the Unified Parties, on the one hand, and the Fund, on the other hand, shall have the duty to mitigate Damages for which the other party may become responsible. This duty shall include giving such other party every reasonable opportunity to correct any error or other circumstance that caused, resulted in or increased such Damages, and every reasonable opportunity to assist in such mitigation. Notwithstanding any other provision of this Agreement, as to any matter where any portion of Damages may be, in whole or part, caused, increased or determined by the manner in which an item or amount is treated or reported for accounting purposes or the manner in which an item or amount is treated or reported to any governmental agency or taxing authority, no recovery for any amount of Damages in connection with such matter shall be had by any party to (or beneficiary of) this Agreement if an alternative manner of treatment or reporting is or was possible and such alternative manner of treatment or reporting is or was, in the written opinion of any reputable practitioner of appropriate expertise, more likely than not the correct treatment (such opinion to be rendered in customary form, subject to customary assumptions and representations); provided however, that the provisions of this sentence shall not apply and shall be disregarded in respect of a matter if and only if (i) the person seeking or who may have sought to recover Damages (the "Damaged Party") provided the party against whom recovery is or may have been sought (the "Potentially Responsible Party") written notice bearing the bold heading "Notice of Potential Claim for Damages," identifying this Agreement, and describing the nature of the potential claim and the subject matter of the required opinion, (ii) such notice is sent by certified mail and actually delivered to the Potentially Responsible Party at least sixty (60) days prior to the first time such item or amount is to be accounted for or reported,
(iii) the Damaged Party fully and promptly cooperates in the attempts of the Potentially Responsible Party to obtain such an opinion, and (iv) no such opinion is obtained prior to such accounting or reporting. If an opinion described in the preceding sentence is obtained by the Potentially Responsible Party, the Damaged Party shall bear the cost of such opinion. The parties acknowledge that the purpose of the preceding two sentences is to preclude the recovery of any and all Damages in connection with any matter where the proper accounting, tax or other treatment of such matter is susceptible to differing opinions among reputable practitioners of appropriate expertise, and that the effect of such sentences is intended to ensure that such matters are treated and reported in a legitimate manner that gives rise to the smallest amount of Damages.

      (f) THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, UNIFIED DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. UNIFIED DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE ALLOCATION OF RISKS (BOTH INSURABLE RISKS AND OTHER RISKS) UNDER THIS AGREEMENT IS FAIR TO ALL PARTIES AND WAS TAKEN INTO ACCOUNT BY UNIFIED IN PRICING THE SERVICES AND GOODS
PROVIDED. The RIGHTS AND obligations of the parties (AND INTENDED BENEFICIARIES) under this Section 8 shall survive the termination of this Agreement.

      Section 9. Term. This Agreement shall become effective on the date first herein above written. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. This Agreement shall continue in effect unless terminated by either party on at least ninety
(90)  days'  prior  written  notice.  With the sole  exception  of the  30-day termination described in Section 6(f), no other event (including any purported or actual breach) shall result in termination of this Agreement. Upon termination of this Agreement, the Fund shall pay to Unified all fees, compensation and other charges as shall be accrued or due under the terms of this Agreement as of the date of termination or the date that the provision of services ceases, whichever is sooner.

      Should the Fund exercise its right to terminate this Agreement, the Fund agrees to pay for all conversion tape set-up fees, test conversion preparation and processing fees and final conversion fees, none of which shall be subject to any setoff.

      Such compensation to Unified shall be for the expenses incurred in connection with the retrieval, compilation and movement of books, records and materials relative to the deconversion or conversion of Fund records to the successor mutual fund service provider as directed by the Fund. Notwithstanding the foregoing, any amount owed by the Fund to Unified prior to the termination/conversion shall still be due and payable under the terms of this Agreement. No such compensation shall be due to Unified if Unified terminates this Agreement for reasons other than a default by the Fund.

      Upon the termination of the Agreement for any reason and payment of the fees set forth in this Agreement without setoff, Unified agrees to provide the Fund with the complete transfer agency records in its possession and to assist the Fund in the orderly transfer of accounts and records. Without limiting the generality of the foregoing, subject to the preceding sentence, Unified agrees upon termination of this Agreement:

      (a) to deliver to the successor mutual fund service provider(s), computer tapes containing the Fund's accounts and records together with such record layouts and additional information as may be necessary to enable the successor mutual fund service provider(s) to utilize the information therein;

      (b) to cooperate with the successor mutual fund service provider(s) in the interpretation of the Fund's account and records;

      (c) to forward all shareholder calls, mail and correspondence to the new mutual fund service provider(s) upon de-conversion; and

      (d) to act in good faith, to make the conversion as smooth as possible for the successor mutual fund service provider(s) and the Fund.

      Section 10. Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, to the parties at the following address (or such other address as a party may specify by notice to the other):

      (a)  If to the Fund, to:

                  Huntington Funds
                  c/o Huntington Asset Advisors, Inc.
                  Huntington Center, 5th Floor
                  41 South High Street
                  Columubus, OH  43287
                  Attention:  President

      (b)  If to Unified, to:

                  Unified Fund Services, Inc.
                  431 North Pennsylvania Street
                  Indianapolis, Indiana 46204
                  Attention:  Managing Director

      Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first.

      Section 11. Assignability. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Unified may, in its sole discretion and upon notice to the Fund, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. Unified may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Unified provided that Unified shall remain responsible to the Fund for the actions and omissions of such subcontractors as if Unified had provided such services to the Fund.

      Section 12. Intended Beneficiaries. This Agreement shall be binding upon the Fund, Unified and their respective successors and assigns, and shall inure to the benefit of the Fund, Unified, the Unified Parties, their respective heirs, successors and assigns. Nothing herein expressed or implied is intended to confer upon any person not named or described in the preceding sentence any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      Section 13. Arbitration. Notwithstanding any provision of this Agreement to the contrary, any claim or controversy arising out of or in any manner relating to this Agreement, or breach hereof, which cannot be resolved between the parties themselves, shall be settled by arbitration administered by the American Arbitration Association in Indianapolis, Indiana in accordance with its applicable rules. The arbitration panel shall consist of three arbitrators selected from list(s) of candidates provided by the American Arbitration Association. One party to the dispute shall be entitled to appoint one arbitrator and the other party to the dispute shall be entitled to appoint one arbitrator. The third arbitrator, who shall be an attorney in good standing who is licensed to practice law in the State of Indiana and devotes more than one-half of his or her professional time to the practice of securities law, shall be chosen by the two arbitrators so appointed. If any party fails to appoint its arbitrator or to notify the other party of such appointment within thirty (30) days after the institution of arbitration proceedings, such other party may request the President of the American Arbitration Association to appoint such arbitrator on behalf of the party who so failed. If the two arbitrators appointed by (or on behalf of) the parties fail to appoint such third arbitrator, or fail to notify the parties to such proceedings of such appointment, within thirty (30) days after the appointment of the later of such two arbitrators to be appointed by (or on behalf of) the parties, any party may request such President to appoint such third arbitrator. The President of the American Arbitration Association shall appoint such arbitrator or such third arbitrator, as the case may be, within thirty (30) days after the making of such request. No awards of punitive damages shall be made. The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Section 13.

      Section 14. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

      Section 15. Force Majeure. Unified shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, acts of God, earthquake, fires, floods, wars, acts of civil or military authorities, governmental actions, nonperformance by a third party or any similar cause beyond the reasonable control of Unified, failures or fluctuations in telecommunications or other equipment, nor shall any such failure or delay give the Fund the right to terminate this Agreement.

      Section 16. Use of Name. The Fund and Unified agree not to use the other's name nor the names of such other's affiliates, designees, or assignees in any prospectus, sales literature, or other printed material written in a manner not previously, expressly approved in writing by the other or such other's affiliates, designees, or assignees except where required by the SEC or any state agency responsible for securities regulation.

      Section 17. Amendments. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

      Section 18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law to any person or circumstance, such provision shall be ineffective only to the extent of such prohibition or invalidity. In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby.

      Section 19. Headings; Pronouns; Certain Phrases. The headings in the sections and subsections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties. Wherever used in this Agreement, masculine, feminine and neuter pronouns shall be deemed to include the other genders. Singular pronouns and nouns (including defined terms) shall be deemed to include the plural (and vice versa) as the context may require, but shall have no effect upon the nature of a party's liability as joint or several. Wherever used in this Agreement, the phrase "in connection with" shall be given the broadest possible interpretation, and shall include matters (without limitation) that are in whole or part caused by, relate to, arise out of, are attributable to, or result from, the referent or object of such phrase.

      Section 20. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

      Section 21. Entire Agreement; Survival; Governing Law. This Agreement embodies the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior negotiations and agreements between the parties relating to the subject matter hereof; provided, however, that if an agreement between the parties hereto with respect to the subject matter hereof was in effect immediately prior to the effective date of this Agreement (the "Predecessor Agreement"), then the provisions contained in Section 8 of the Predecessor Agreement (relating to indemnification and other risk allocation matters) shall, in respect of all periods prior to the effective date of this Agreement ("Prior Periods"), survive and remain in effect to the same extent and in the same manner as such provisions would have applied in respect of Prior Periods had the Predecessor Agreement not been superseded by this Agreement or otherwise terminated or amended or modified in any manner at any time. The provisions of Section 6 through 9 and Sections 13 through 21, inclusive, shall survive any termination of this Agreement. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Indiana, without reference to conflict of law principles.

                           [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Mutual Fund Services Agreement to be signed by their respective duly authorized officers as of the day and year first above written.


      HUNTINGTON FUNDS


      By: /s/ James E. Ostrowski                Date  March 20, 2002
          --------------------------                --------------------

      Print Name:   James E. Ostrowski

      Title:  Vice President

      Attest: /s/ Gail Jones
              ----------------------


            UNIFIED FUND SERVICES, INC.


      By: /s/ David A. Bogaert                  Date  March 25, 2002
          --------------------------                --------------------

      Print Name:  David A. Bogaert

      Title:  Chief Executive Office & Managing Director


      By: /s/ Linda A. Lawson                   Date  March 25, 2002
          --------------------------                --------------------

      Print Name:  Linda A. Lawson

      Title:  Sr. Vice President, C.O.O.

      Attest: /s/ Carol J. Highsmith
              ----------------------------------


                                  EXHIBIT A
                                      to
                        Mutual Fund Services Agreement

                              List of Portfolios


Huntington Florida Tax-Free Money Fund - Trust
Huntington Florida Tax-Free Money Market Investment A
Huntington Income Equity Fund - Trust
Huntington Short Intermediate Fixed Income Securities - Trust
Huntington Fixed Income Securities Fund - Trust
Huntington Fixed Income Securities Investment A
Huntington Mortgage Securities Fund - Trust
Huntington Mortgage Securities Investment A
Huntington Ohio Tax-Free Fund - Trust
Huntington Ohio Tax-Free Investment A
Huntington Growth Fund - Trust
Huntington Growth Fund Investment A
Huntington Money Market Fund Inv A
Huntington Money Market Fund - Trust
Huntington Ohio Municipal Money Market Fund - Trust
Huntington Ohio Municipal Money Market Investment A
Huntington Us Treasury Money Market Fund - Trust
Huntington Us Treasury Money Market Investment A
Huntington Income Equity Fund Investment A
Huntington Intermediate Government Income Investment A
Huntington Intermediate Government Income -Trust
Huntington Michigan Tax-Free Investment A
Huntington Michigan Tax-Free Fund - Trust
Huntington Money Market Interfund Share
Huntington New Economy Fund Trust
Huntington New Economy Fund Investment B
Huntington New Economy Fund Investment A
Huntington Mid-Corp America Fund Trust
Huntington Mid-Corp America Fund Investment B
Huntington Mid-Corp America Fund Investment A
Huntington International Equity Trust
Huntington International Equity Investment B
Huntington International Equity Investment A
Huntington Dividend Capture Fund Investment A
Huntington Dividend Capture Fund Trust
Huntington Dividend Capture Fund Investment B
Huntington Rotating Index Fund Investment A
Huntington Rotating Index Trust
Huntington Money Market Investment - B
Huntington Growth Fund Investment - B
Huntington Income Equity Investment - B
Huntington Fixed Income Securities Investment - B
Huntington VA New Economy Fund
Huntington VA Rotating Index Fund
Huntington VA Mid Corp America Fund
Huntington VA Dividend Capture Fund
Huntington VA Income Equity
Huntington VA Growth Fund

                                  EXHIBIT B
                                      to
                        Mutual Fund Services Agreement

               General Description of Transfer Agency Services


The following is a general description of the transfer agency services Unified shall provide to a mutual fund.

Systems: Utilizing PowerAgent by Envision Financial Systems, Windows NT Servers and Microsoft SQL Databases, we offer a robust yet open architecture for shareholder data.

Interactive Voice Response: Provides funds with the opportunity to offer their shareholders 24 hour, 7 day a week access to their account information, accessing the system either via telephone or computer.

Shareholder Services: Shareholder telephone calls can be answered by Unified's shareholder services department through 800 numbers that are unique to each fund family. Phone volumes and response times are continually monitored for quality assurance.

Shareholder Recordkeeping: Maintains complete shareholder records for each fund including the following: (i) name, address and tax identification number; (ii) number of shares held; (iii) historical information including dividends paid and individual purchases and redemptions; and (iv) any systematic purchase or redemption instructions and correspondence relating to the current maintenance of the account.

Purchase and Redemption Orders: Unified will process all purchase and redemption orders of a fund's shareholders in accordance with the fund's current prospectus. Confirmation statements are produced for each transaction and promptly mailed to shareholders. Daily transaction reports and share proofs are made available to all necessary parties via electronic medium.

Telephone Orders: Process redemption, exchange and transfer requests upon telephone instructions from qualified shareholders. Unified will redeem and/or transfer fund shares from any account for which such services have been properly authorized.

Shareholder Communications and Meetings: Mail all necessary communications by a fund to its shareholders. For proxies, Unified will handle mailing of proxy materials, tabulation of proxy cards, and provide periodic reports to the fund on the progress of the tabulation.

Shareholder Correspondence: Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

Asset Allocation Program Support: Provide rebalancing, asset allocation models and performance measurement as an optional and additional transfer agency service, for certain types of asset allocation and/or wrap programs.



                                  EXHIBIT C
                                      to
                        Mutual Fund Services Agreement

                         TRANSFER AGENCY FEE SCHEDULE


      The prices contained herein are effective for twelve months from the execution date of the Transfer Agency contract.

I  Conversion  Fee:  Manual  conversion/new  fund  establishment  - fee not to exceed $1,500 per portfolio. Electronic conversions - $1.50 per shareholder account with a $4,000 minimum fee.

II  Standard Base Fee for Standard Base Services

   The Base Fee1 is $18.00 for money market funds and $15.00 for equity/bond funds per active Shareholder Account per year with a minimum fee of $12,000 per portfolio and/or share class. (The minimum is reduced to $6,000 per year per portfolio for Variable Annuity Funds). An Active Shareholder Account is any Shareholder Account existing on Transfer Agent's computerized files with a non-zero Share balance. There is a $.50 per account charge for any account with a zero share balance for the current month, as determined on the last day of each month. The base fee will be billed on a monthly basis.

      1The Base Fee does not  include:  forms design and  printing,  statement
      production,   envelope  design  and  printing,   postage  and  handling,
      shipping, statement microfiche copies and 800 number access to Unified's shareholder services group.

   Unified will provide lost account search services in connection of SEC Rules 17Ad-17 and 17a-24 at a cost of $2.50 per account searched. These "Electronic Data Search Services" will be performed on a semi-annual basis. This service will apply to only Active Shareholder Accounts maintained on the transfer agency system coded as RPO accounts.

   In addition to the above fees, there will be a $200.00 per day minimum fee/rerun charge when the nightly processing has to be repeated due to incorrect NAV or dividend information received from the Portfolio Pricing Agent due to incorrect or untimely information provided by an Advisor or its Agent.

III  Standard Services Provided

   -Open new accounts
   -Maintain Shareholder accounts
      Including:
      -Maintain certificate records
      -Change addresses
      -Prepare daily reports on number of Shares, accounts
      -Prepare Shareholder federal tax information
      -Withhold taxes on U.S. resident and non-resident alien accounts
      -Reply to Shareholder calls and correspondence other than that for Fund information and related inquiries
   -Process purchase of Shares
   -Issue/Cancel certificates (Excessive use may be subject to additional charges)
   -Process partial and complete redemptions
   -Process regular and legal transfer of accounts
   -Mail semi-annual and annual reports
   -Process dividends and distributions
   -Prepare Shareholder meeting lists
   -Process one proxy per year per fund. Tabulation is limited to three. -Receive and tabulate proxies
   -Confirm all transactions as provided by the terms of each Shareholder's account
   -Provide a system which will enable Fund to monitor the total number of Shares sold in each state.
     System has capability to halt sales and warn of potential oversell. (Blue Sky Reports)
   -Determine/Identify lost Shareholder accounts

IV  Standard Reports Available


   -12b-1 Disbursement Report
   -12b-1 Disbursement Summary
   -Dealer Commission Report
   -Dealer Commission Summary Report
   -Exchange Activity Report
   -Fees Paid Summary Report
   -Fund Accrual Details
   -Holdings by Account Type
   -Posting Details
   -Posting Summary
   -Settlement Summary
   -Tax Register
   -Transactions Journal



V  NSCC Interfaces

   -Fund/Serv and/or Networking set-up         $1,000
   -Fund/Serv processing                       $500 per month
   -Networking processing                      $500 per month
       -Fund/Serv transactions                 $0.35 per trade
       -Direct Networking expenses
              Per item                         $0.025 Monthly dividend fund
              Per item                         $0.015   Non-monthly   dividend
fund

VI  Additional Fees for Services Outside the Standard Base

   -Interactive Voice Response System Set-up   Pass through
   -Archiving of old records/storage of aged records         Pass through
   -Off-line Shareholder research              $25/hour  (Billed  to  customer
account)
   -Check copies                               $3/each   (Billed  to  customer
account)
   -Statement copies                           $5/each   (Billed  to  customer
account)
   -Mutual Fund fulfillment/prospect file maintenance        $1.00/item
   -Shareholder communications charges (Faxes) Pass through
   -Leased line/equipment on TA's computer system            Pass through
   -Dial-up access to TA's computer system     Pass through
   -Labels                                     $.05 ea/$100 minimum
   -AD-HOC REPORTWRITER Report Generation      $50.00 per report
   -Bank Reconciliation Service                $50.00 monthly maintenance fee
per bank account                               $1.50 per bank item
   -Systems Programming Labor Charges:
   Programmers or Consultants                  $125.00/hour
   Officers                                    $150.00/hour
   -Additional Proxy Processing:
   Each processing                             $225.00    fixed   charge   per
   processing
   Preparation and Tabulation                  $0.145/proxy issued
                                               (includes    3     tabulations,
   sixteen propositions)
   Each Extra Tabulation                       $25.00    fixed    charge   per
processing
                                               $0.02 per proxy tabulated

VII  Internet Services

-Set up fee to link standard "My Account" system      No charge
     to existing website.  Includes adding fund logo.
-Ability for shareholders to view account balances,   $50  per   Portfolio  or
Share Class per month, minimum
     transaction history, tax information ("My Account" system)   fee   $1,000
per month
-Ability for shareholders to place transactions: purchases, $10 per Portfolio or Share Class per month, minimum redemptions and exchanges (must also use  fee $250.00 per month
     "My Account" view features)
-Electronic Statements set-up fee              Fees range from $1,500 to
            $5,000
                                               depending on the statement
            layout
-Electronic statement creation, delivery and tracking $0.25 per statement
-Electronic delivery and tracking of financial statements and     $500.00 per
            instance, plus $0.25 per electronic delivery
     prospectuses to existing shareholders
-Fund customized "My Account" system           $250 per month Administrative
            Fee in addition to
                                               "My Account" system fees
-Institutional/Broker-Dealer "My Account" system      Standard "My Account"
                                               system fees plus $200 per
                                               month.  This fee includes
                                               processing and setup of all
                                               login ID's.
-Performance and NAV Plug-Ins                  $25 per month. Site must be
                                               hosted by Unified.
      -Basic Web Hosting                       $17.50    per   month    billed
                                               quarterly  for 10  megabytes of
                                               storage  and  2  gigabytes   of
                                               transfer.
-Web Site Compliance Staging                   Fees starting at $25.00 per
                                               month, plus $10 per staging
                                               incident (This does not
                                               include any charges from the
                                               Fund Administrator for
                                               reviewing the site.  Those
                                               charges are billed directly by
                                               the Administrating B/D).
-Customized programming                        Billed at $150.00 per hour